SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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BSQUARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BSQUARE CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2006
TO THE SHAREHOLDERS:
      Notice is hereby given that the 2006 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Tuesday, June 6, 2006 at 10:00 a.m., local time, at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, for the following purposes:

1. To elect two Class III directors to serve for the ensuing three years and until their successors are duly elected.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on April 24, 2006 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 24, 2006 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.
      All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

/s/ Scott C. Mahan

Scott C. Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer
Bellevue, Washington
April 28, 2006

PROCEDURAL MATTERS
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
ADDITIONAL INFORMATION RELATING TO DIRECTORS AND OFFICERS OF THE COMPANY

BSQUARE CORPORATION
PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS
PROCEDURAL MATTERS
General
      The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 6, 2006 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. The Company’s telephone number at its principal business office is (425) 519-5900.
      These proxy solicitation materials were mailed on or about May 5, 2006 to all shareholders entitled to vote at the Annual Meeting.
Record Date and Principal Share Ownership
      Only shareholders of record at the close of business on April 24, 2006 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 9,585,755 shares of the Company’s Common Stock were issued and outstanding, held by 149 shareholders of record. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock and ownership of the Company’s directors and management.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Voting and Solicitation
      Each holder of Common Stock is entitled to one vote for each share held.
      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by telephone.
Quorum; Abstentions; Broker Non-Votes
      At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion. The two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for, nor a vote against, the nominee and thus will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions.
      All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the two Class III directors nominated by the Board of Directors.
      If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.
Deadline for Receipt of Shareholder Proposals
      Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and those set forth in the Company’s Bylaws. Under applicable SEC proxy rules, proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company no later than January 5, 2007, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
      In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Accordingly, shareholders who intend to present a proposal at the Company’s 2007 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide proper notice of such proposal to the Company no later than March 8, 2007. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be sent to BSQUARE CORPORATION, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, Attention: Secretary.
      The Board of Directors has adopted additional requirements specifically with respect to shareholder nominations for the election of directors. See “Corporate Governance — Director Nomination Process.”

Security Ownership of Principal Shareholders, Directors and Management
      The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 2006 as to:

•	each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•	each director and each nominee for director of the Company;

•	each of the named executive officers shown in the summary compensation table in “Information Regarding Executive Officer Compensation” below; and

•	all directors and executive officers of the Company as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2006, by that shareholder, are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options” and are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding of any other person. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 9,580,774 shares of Common Stock outstanding as of March 31, 2006.
      Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

	Amount and		Percent of
	Nature of		Common
	Beneficial	Number of Shares	Stock
Name and Address of Beneficial Owner	Ownership(1)	Underlying Options	Outstanding

5% Owners:
Entities affiliated with TA Associates, Inc.(2)	1,124,906	—	11.7%
125 High Street
High Street Tower
Suite 2500
Boston, MA 02110
Wells Fargo & Company(3)	997,118	—	10.4
420 Montgomery Street
San Francisco, CA 94104
Wells Capital Management Incorporated	980,568	—	10.2
420 Montgomery Street
San Francisco, CA 94104
Directors and Executive Officers:
Scot E. Land(4)	426,070	67,736	4.4
Donald B. Bibeault	167,974	92,974	1.7
Elliott H. Jurgensen, Jr.	46,492	46,492	*
Elwood D. Howse, Jr.	46,492	46,492	*
William D. Savoy	37,117	37,117	*
Kendra A. VanderMeulen(5)	17,793	17,793	*
Brian T. Crowley	175,008	165,508	1.8
Carey E. Butler	35,938	35,938	*
Scott C. Mahan	52,188	42,188	*
Pawan Gupta(6)	11,719	11,719	*
Larry C. Stapleton(7)	8,750	6,250	*
All executive officers and directors as a group	1,025,541	570,207	10.1%

*	Less than 1%.

(1)	Includes the number of stock options that will become exercisable within 60 days of March 31, 2006.

(2)	Based on information reported on Schedule 13G dated December 31, 2005 filed by TA Associates, Inc. and related funds including TA/ Advent VIII L.P., Advent Atlantic & Pacific III, L.P., TA Investors L.L.C. and TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(3)	Includes 980,568 shares held by Wells Capital Management Incorporated, a subsidiary of Wells Fargo & Company. Based on information reported on Schedule 13G dated December 31, 2005 filed on behalf of Wells Fargo & Company and Wells Capital Management, Incorporated.

(4)	Includes shares held by Encompass Group US Information Technology Partners 1 L.P., a fund managed by Encompass Ventures. Mr. Land is a managing director of Encompass Ventures. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership thereof.

(5)	Ms. VanderMeulen joined the Board of Directors in March 2005.

(6)	Mr. Gupta joined the Company as Vice President of Products and Marketing in January 2005.

(7)	Mr. Stapleton joined the Company in February 2005 as Vice President of North American Sales and was made an executive officer of the Company in March 2005.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
      The Company currently has seven directors. The Company’s Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among the Company’s directors and officers.
Nominees For Directors
      Two Class III directors are to be elected at the Annual Meeting for three-year terms ending in 2009. The Board of Directors has nominated Elwood D. Howse, Jr. and William D. Savoy for election as Class III directors.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Howse and Savoy. The proxies cannot be voted for more than two nominees. Messrs. Howse and Savoy are current directors of the Company, and each has indicated that he will serve if elected. The Company does not anticipate that either Mr. Howse or Mr. Savoy will be unable or unwilling to stand for election, but, if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.
Vote Required for Election of Directors
      If a quorum is present and voting, the two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.
Nominees for Class III Directors
      The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since

Elwood D. Howse, Jr.	66	Director	2002
William D. Savoy	41	Director	2004
      Elwood D. Howse, Jr. has been a director of BSQUARE since November 2002. His current term of office as a director expires at this year’s Annual Meeting of Shareholders. Mr. Howse was formerly President of Cable & Howse Ventures, a Northwest venture capital management firm formed in 1977. Mr. Howse also participated in the founding of Cable, Howse and Ragen, investment banking and stock brokerage firm, today owned by Wells Fargo and known as Ragen MacKenzie. Mr. Howse has served as corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. He currently serves on the boards of directors of Formotus, Inc., MicroPlanet Ltd., OrthoLogic Corporation, Perlego Systems Inc., PowerTech Group, Inc. and not-for profits Junior Achievement Worldwide and Junior Achievement of Washington. He has served on a number of other corporate boards in the past. Mr. Howse received both a B.S. in engineering and a M.B.A. from Stanford University and served in the U.S. Navy submarine force.

      William D. Savoy has been a director of BSQUARE since May 2004. His current term of office as a director expires at this year’s Annual Meeting of Shareholders. Mr. Savoy currently consults with The Muckleshoot Indian Tribe on investment-related matters, strategic planning and economic development. Mr. Savoy has served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, from September 2003 to December 2005. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as the president of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as the president of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as the president and chief executive officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its chief financial officer from August 1988 to June 1989. He also serves as a director of Charter Communications, Inc., Drugstore.com, Inc, and previously served on the advisory board of DreamWorks SKG and as a director of RCN Corporation. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. HOWSE AND SAVOY TO THE BOARD OF DIRECTORS.
Directors Continuing in Office

Class I Directors — Terms expire at the 2007 Annual Meeting of Shareholders
      Elliott H. Jurgensen, Jr., age 61, has been a director of BSQUARE since January 2003. His term of office as a director expires at the 2007 Annual Meeting of Shareholders. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as an audit partner. During his career he has held a number of leadership roles, including Managing Partner of the Bellevue, Washington office of KPMG from 1982 to 1991, and Managing Partner of the Seattle, Washington office of KPMG from 1993 to 2002. He is also a director of McCormick & Schmick’s Seafood Restaurants, Inc. and ASC Management, Inc. Mr. Jurgensen has a B.S. in accounting from San Jose State University and is a Certified Public Accountant.
      Scot E. Land, age 51, has been a director of BSQUARE since February 1998. His term of office as a director expires at the 2007 Annual Meeting of Shareholders. Mr. Land was elected to our board of directors in connection with the purchase of shares of our preferred stock by affiliates of Encompass Group, a venture capital firm, prior to our initial public offering. Mr. Land is currently a managing director of Cascadia Capital LLC. Prior to joining Cascadia Capital, Mr. Land was a managing director of Encompass Ventures from September 1997 to July 2005, a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, (a wholly owned subsidiary of GE) founded by Mr. Land in October 1988, that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, a public accounting firm, from April 1984 to October 1988. Mr. Land serves as a director of several privately held companies.
      Kendra A. VanderMeulen, age 54, has been a director of BSQUARE since March 2005. Her term of office as a director expires at the 2007 Annual Meeting of Shareholders. Ms. VanderMeulen recently served as executive vice president, Mobile at InfoSpace, and is an active board member or advisor to a variety of companies in the wireless Internet arena, including NetMotion Wireless, Kineto Wireless, and Sonim Technologies. Ms. VanderMeulen joined AT&T Wireless (formerly McCaw Cellular Communications, now Cingular) in 1994 to lead the formation of the wireless data division. Prior to McCaw, Ms. VanderMeulen served as COO and president of the Communications Systems Group of Cincinnati

Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a BS degree in mathematics from Marietta College and a MS degree in computer science from Ohio State University. She is the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T.

Class II Directors — Terms expire at the 2008 Annual Meeting of Shareholders
      Donald B. Bibeault, age 64, has been our Chairman of the Board since July 2003. His term of office as a director expires at the 2008 Annual Meeting of Shareholders. Mr. Bibeault is currently President of Bibeault & Associates, Inc. a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the CEOs of Silicon Graphics Inc., Varity Corporation, Bank of America and Yipes Networks. He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University, a member of the University of Rhode Island Business Advisory Board, and a member of the Board of Visitors of Golden Gate University Law School. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, a M.B.A. from Columbia University and a PhD from Golden Gate University. He is also a recipient of a Doctor of Laws degree (honoris causa) from Golden Gate University Law School.
      Brian T. Crowley, age 45, has been our President and Chief Executive Officer since July 2003. His term of office as a director expires at the 2008 Annual Meeting of Shareholders. From April 2002 to July 2003, Mr. Crowley served as our Vice President, Product Development. From December 1999 to November 2001, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley also serves as a director of the WSA (formerly Washington Software Association). Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University.
CORPORATE GOVERNANCE
Board Independence
      The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen, Land, Savoy and Ms. VanderMeulen, constituting a majority of the Company’s Board of Directors, qualify as “independent” directors as defined under applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.
Standing Committees and Attendance
      The Board of Directors of the Company held a total of nine meetings during 2005. The Board of Directors has an Audit Committee, a Compensation Committee, a Strategic Growth Committee and an IPO Litigation Committee. The Board of Directors currently has no nominating committee or committee performing similar functions.
      The Audit Committee currently consists of Messrs. Howse (Committee Chairman), Jurgensen and Land. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable rules of Nasdaq and the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flow. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company, or any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “Audit Committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee is responsible for overseeing the Company’s independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by the Company’s independent auditors, reviewing the accounting principles, policies, judgments and assumptions and auditing practices and procedures to be used for the Company’s financial statements and reviewing the results of the Company’s audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and approving related-party transactions, and reviewing compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee held four regular meetings and two special meetings during 2005.
      The Compensation Committee currently consists of Messrs. Jurgensen (Committee Chairman) and Savoy. During 2005, the Compensation Committee consisted of Messrs. Land (Committee Chairman) and Jurgensen. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Land, Jurgensen and Savoy qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, respectively, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held two meetings during 2005.
      The Strategic Growth Committee was formed in September 2004 and currently consists of Messrs. Savoy (Committee Chairman) and Land and Ms. VanderMeulen. The Strategic Growth Committee was formed to assist management with the formulation of strategic growth strategies. The Strategic Growth Committee held three meetings in 2005.
      The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As previously disclosed in the Company’s filings with the SEC, the Company, and certain of its current and former officers and directors, were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement.
      No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member, except for Mr. Land who attended less than 75% of the Audit Committee meetings during 2005.
Director Nomination Process
      Given the relatively small size of the Company’s Board of Directors, the Board has determined that nomination responsibilities should be handled by the entire Board of Directors rather than a separate nominating committee and therefore has not adopted a nominating committee charter. The Company’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its determinations, the Board considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the complementarity of a candidate’s experience with the needs of the Company and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Board does, however, believe it is preferable that more than one member of the Board meet the criteria for an “audit committee financial expert” as defined by applicable SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under applicable Nasdaq rules.
      The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Board will also take into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to renominate a member for reelection, or if the Board decides to recommend that the size of the Board be increased, the Board shall identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the Board’s criteria. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.
      It is the policy of the Board of Directors of the Company to consider suggestions for persons to be nominated for director that are submitted by shareholders. The Board will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Corporate Secretary at the Company’s address at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Board may request further information from the proposed nominee and the nominating shareholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating shareholder to be identified in the Company’s proxy statement. The Company has not received any recommendations from shareholders for director candidates for the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
      No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation of Directors
      The Company has established a compensation plan to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors. During 2005, compensation provided to non-employee directors was modified as approved by shareholders at the 2005 Annual Shareholders Meeting. The modifications increased the retainers directors receive for serving on the Board of Directors, serving as Chairman of the Board of Directors and serving on Committees of the Board of Directors.
      The following table sets forth certain information concerning compensation of non-employee directors in 2005:

	Aggregate
	Director	All Other
Name	Compensation	Compensation

Donald B. Bibeault(1)	$27,917	$113,295
Chairman
Elwood D. Howse, Jr.	27,000	—
Elliott H. Jurgensen, Jr.	29,500	—
Scot E. Land	29,500	—
William D. Savoy	22,500	—
Kendra A. VanderMeulen	17,500	—

(1)	Mr. Bibeault provides the Company with onsite consulting services. Mr. Bibeault received $113,295 under this consulting agreement in 2005.
      The following table sets forth option grants to non-employee directors in 2005:

		Number of Shares	Exercise
Name	Grant Date	Underlying Options(1)	Price(1)

Donald B. Bibeault	3/10/2005	6,250	$3.04
Chairman	5/10/2005	6,250	1.92
	8/16/2005	12,500	2.24
	11/8/2005	12,500	2.36
Elwood D. Howse, Jr.	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Elliott H. Jurgensen, Jr.	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Scot E. Land	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
William D. Savoy	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Kendra A. VanderMeulen	3/30/2005	25,000	2.12
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36

(1)	The number of shares and exercise price have been adjusted to reflect the reverse stock split effective October 7, 2005.

Compensation Committee Report on Executive Compensation
      The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation programs in effect, and the compensation paid to such executive officers, for the year ended December 31, 2005 as well as the compensation programs currently established for the year ended December 31, 2006. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.
      During 2005, the Compensation Committee of the Board of Directors was comprised of two non-employee and “independent” directors (under applicable SEC and Nasdaq rules and regulations): Messrs. Land (Committee Chairman) and Jurgensen. In January 2006, Mr. Land resigned from the Committee and was replaced by Mr. Jurgensen as Committee Chairman. Mr. Savoy joined the Compensation Committee at that time. Mr. Savoy is a non-employee and “independent” director under applicable SEC and Nasdaq rules and regulations. The Committee evaluates the general compensation policies of the Company and approves the compensation plans and specific compensation levels for executive officers, taking into account all components of such compensation. The Committee seeks to provide compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Compensation for executive officers is determined according to the criteria described below. The Committee also reviews and approves any severance and termination agreements involving executive officers. The Committee is governed by a written charter approved by the Board of Directors which is reviewed annually by the Committee. The Committee determined that no amendments were necessary to the charter during 2005. In accordance with its charter, the Committee may engage outside advisors, such as compensation consultants. The Committee holds regular meetings and evaluates and approves executive compensation each year.

Compensation
      The Compensation Committee establishes the salaries and incentive compensation programs of the executive officers by considering (i) the compensation of executive officers in similar positions at comparably-sized peer public technology companies, (ii) the Company’s financial performance, (iii) the particular office held by the executive, (iv) the historical contribution of the executive, and (v) the potential prospective contribution of the executive. Executive compensation generally includes three components: base salary, incentive cash bonus, and an equity component which has, historically, consisted of qualified and non-qualified common stock options granted under the Company’s amended and restated stock option plan. In general, the Company’s executive compensation philosophy is to provide compensation consistent with that provided at comparably-sized peer public technology companies.
      The Compensation Committee has reviewed the aggregate amounts and cumulative mix of all of the components of the Company’s executive officers’ compensation, including salary, bonus, equity compensation, accumulated realized and unrealized stock option gains, medical and other benefits and the value of any projected payout obligations which may arise from any applicable severance or similar programs. The Compensation Committee views stock options and other equity-based incentives as an important part of the Company’s long-term, performance-based compensation program. The Committee bases grants of stock options to the executive officers of the Company under the Company’s amended and restated stock option plan upon the Committee’s estimation of each executive’s expected contribution to the long-term growth and profitability of the Company. The amended and restated stock option plan is intended to provide additional incentives to the executive officers consistent with maximizing shareholder value. Options are generally granted under the amended and restated stock option plan at the then-current market price and are generally subject to two- to four-year vesting periods to encourage executives to remain with the Company.

      The Compensation Committee engages the services of outside consultants to benchmark the Company’s executive pay practices against comparably-sized publicly traded technology companies and to consult with it on compensation practices in general.

2005 Executive Compensation
      During 2005, the Compensation Committee, reviewed the adequacy of the annual base salaries, incentive cash bonus programs and equity incentive programs of the Company’s executive officers. The Compensation Committee made no significant adjustments during 2005 to the annual base salaries or incentive cash bonus program structures of executives hired prior to January 1, 2005. The Compensation Committee also evaluated the achievement of incentive cash bonuses during 2005 as described below.

Compensation of the President and Chief Executive Officer
      Brian T. Crowley, President and Chief Executive Officer: Mr. Crowley joined the Company in April 2002. Mr. Crowley received an annual base salary of $225,000 during 2005, and received no increases thereof during that period. Mr. Crowley was also eligible during 2005 for a cash bonus equal to 25% of his base salary, the achievement of which was largely based on the attainment of pre-defined corporate performance objectives. The bonus program and participation percentage was established in 2004; there was no change to Mr. Crowley’s participation percentage in 2005. The Compensation Committee determined that Mr. Crowley was not entitled to any cash bonus compensation during 2005 in light of the Company’s financial performance. Mr. Crowley received no additional options to purchase common stock during 2005.

Compensation of Other Executive Officers
      Carey E. Butler, Vice President, Professional Engineering Services: Ms. Butler joined the Company in November 2003. Ms. Butler received an annual base salary of $170,000 during 2005 and there were no adjustments thereof during the year. Ms. Butler was also eligible during 2005 for a cash bonus equal to 25% of her base salary, the achievement of which was largely based on the attainment of pre-defined performance objectives for Ms. Butler’s areas of responsibility. The bonus program and participation percentage was established in 2004; there was no change to Ms. Butler’s participation percentage in 2005. The Compensation Committee determined that Ms. Butler was entitled to, and did receive, $24,552 in cash bonuses during 2005 based on the attainment of the pre-defined performance objectives. Ms. Butler received no additional options to purchase common stock during 2005.
      Pawan Gupta, Vice President, Products and Marketing: Mr. Gupta joined the Company in January 2005. Mr. Gupta was hired at an annual base salary of $160,000 and received an increase to $180,000 in July 2005. Mr. Gupta received options to purchase 37,500 shares of common stock upon hiring that vest annually over a four-year period. Mr. Gupta was also eligible during 2005 for a cash bonus equal to 20% of his base salary, the achievement of which was largely based on the attainment of pre-defined performance objectives for Mr. Gupta’s areas of responsibility. The Compensation Committee determined that Mr. Gupta was entitled to, and did receive, $20,000 in cash bonuses during 2005 based on the attainment of the pre-defined performance objectives. Based on review of the consultant’s benchmark data, comparison to the stock option ownership of the Company’s other executive officers and his success during 2005 in the area of product development, the Compensation Committee concluded that Mr. Gupta should receive options to purchase an additional 25,000 shares of the Company’s common stock with such options to vest quarterly over four years.
      Scott C. Mahan, Vice President, Finance & Operations and Chief Financial Officer: Mr. Mahan joined the Company in January 2004. Mr. Mahan received an annual base salary increase to $180,000 during 2005 and there were no further adjustments thereof during the year. Mr. Mahan was also eligible during 2005 for a cash bonus equal to 25% of his base salary, the achievement of which was largely based on the attainment of pre-defined performance objectives for Mr. Mahan’s areas of responsibility. The bonus program and participation percentage was established in 2004; there was no change to Mr. Mahan’s participation percentage in 2005. The Compensation Committee determined that Mr. Mahan was entitled to, and did receive, $20,000 in cash bonuses during 2005 based on the attainment of the pre-defined performance objectives. Mr. Mahan received no additional options to purchase common stock during 2005.
      Larry C. Stapleton, Vice President, North American Sales: Mr. Stapleton joined the Company in February 2005 and was made an executive officer of the Company in March 2006. Mr. Stapleton was hired at an annual base salary of $135,000 and received no increases thereof during that period. As Vice President of most of the Company’s sales activities, Mr. Stapleton has an overall cash incentive target of approximately $125,000 based largely on the achievement of revenue objectives. Mr. Stapleton’s overall target cash incentive compensation is overseen and approved by the Compensation Committee but the design and administration of Mr. Stapleton’s actual incentive compensation plan is overseen by the Company’s Chief Executive Officer. Mr. Stapleton received options to purchase 25,000 shares of common stock upon hiring that vest annually over a four-year period an no other options during 2005. Mr. Stapleton earned $30,704 in cash incentives during 2005.

2006 Executive Compensation
      In March and April 2006, the Compensation Committee revisited the overall adequacy of the Company’s executive compensation programs and, in particular, the structure and efficacy of the executive’s cash incentive programs. The Compensation Committee engaged an outside consultant to benchmark the compensation components of the Company’s executive officers against those of executives at similarly sized publicly traded technology companies in the Pacific Northwest and to also assist it in examining the overall structure and efficacy of the Company’s executive compensation practices. As a result of this review, the modifications to the executive compensation programs described below were implemented.

Annual Base Salaries
      Based on review of the consultant’s benchmark data, the Compensation Committee concluded that Messrs. Crowley and Mahan were under compensated relative to their peers and approved an increase of each of their annual base salaries by $10,000, effective April 2006. The Compensation Committee found the salaries of the other executive officers to be adequate and no other changes were made at that time.

Bonus Incentive Programs
      Based on review of the consultant’s benchmark data, the Company’s recent performance, the efficacy of the current cash bonus incentive programs for non-sales executives and other factors, the Compensation Committee determined that a restructuring of the cash bonus programs for the non-sales executives was warranted to improve the relationship between company performance and achievement of such bonuses. Consequently, the Compensation Committee replaced the existing cash bonus programs for all executives other than Mr. Stapleton and replaced them with a new program, the key components of which are as follows:

•	To be eligible for any bonus, the executives must achieve certain pre-defined performance objectives for their particular area of responsibility. Achievement of such objectives can be pro-rated but cannot be greater than 100%;

•	Further, to be eligible for any bonus, the Company must achieve a minimum predefined net income level for fiscal 2006. Net income for bonus purposes excludes the effect of the executive bonus expense itself and any stock compensation expense. The amount by which net income exceeds the minimum predefined net income level will determine the bonus achievement percentage that will then be multiplied times each participant’s eligible bonus amount as defined below. The bonus achievement percentage can range from 20-150%.

•	For purposes of the calculation of the bonus achievement, the bonus payout will be discounted for any attainment of the pre-defined performance objectives of less than 100%. Example: if an executive achieved 66% of his or her pre-defined performance objectives, the eligible bonus amount for that executive, as calculated based on the Company’s net income achievement, would be discounted by 34%; and

•	Mr. Crowley is eligible to receive up to 55% of his base salary as bonus under this program whereas Mr. Mahan is entitled to receive 40% of his base salary and Mr. Gupta and Ms. Butler are entitled to receive 30% of their base salaries. In the case of Mr. Crowley, the first 45% of his total eligible bonus amount would be paid in cash with the remainder paid in the form of restricted stock. In the case, of Mr. Mahan, the first 62% of his total eligible bonus amount would be paid in cash with the remainder paid in the form of restricted stock and, in the case of Mr. Gupta and Ms. Butler, the first 83% of their total eligible bonus amounts would be paid in cash with the remainder paid in the form of restricted stock. Any restricted stock would vest annually over two years.

      Mr. Stapleton’s cash incentive program will continue to be largely revenue-based for 2006. The Compensation Committee reserves the right to modify the program as appropriate during 2006.

Equity Compensation
      Based on review of the consultant’s benchmark data, comparison to the stock option ownership of the Company’s other executive officers and his success during 2005 in the area of engineering service sales, the Compensation Committee concluded that Mr. Stapleton should receive options to purchase an additional 25,000 shares of the Company’s common stock with such options to vest quarterly over four years. The Compensation Committee found the equity compensation of the Company’s other executive officers to be adequate and no other changes were made at that time.

Summary
      The Compensation Committee believes that the Company’s compensation policies have historically been and, as modified, will continue to be, successful in attracting and retaining qualified employees, in ensuring that the Company’s compensation policies are consistent with those of similarly-sized peer public technology companies, and in linking compensation to corporate performance relative to the Company’s goals. The Company’s compensation policies will continue to evolve over time as the Company moves to attain its near-term goals while maintaining its focus on building long-term shareholder value.
Submitted by the Compensation Committee for the Year Ended December 31, 2005:

Scot E. Land, Chairman (resigned effective January 2006)
Elliott H. Jurgensen, Jr. (Chairman effective January 2006)
William D. Savoy (joined effective January 2006)
Audit Committee Report
      The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s independent auditors. During 2005, the Audit Committee was comprised of Messrs. Howse, Jurgensen and Land. All members of the Audit Committee are “independent” as defined under applicable Nasdaq and SEC rules and regulations. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company, or any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “Audit Committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules.
      Management is responsible for the preparation and presentation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America. Management is also responsible for the selection, implementation and application of, and compliance with, accounting and financial reporting principles and policies, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.
      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”) and SEC Regulation S-X, Rule 2-07. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence and has concluded that any non-audit services provided by the independent auditors were subject to prior approval, were appropriate and did not compromise independence. The Audit Committee has also reviewed and assessed the adequacy of its written charter and determined that no amendments were necessary to the charter during 2005.
      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.
Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chairman

Elliott H. Jurgensen, Jr.
Scot E. Land
Shareholder Communications with the Board of Directors and Board Attendance at
Annual Shareholder Meetings
      Shareholders of the Company may, at any time, communicate in writing with any member or group of members of the Company’s Board of Directors by sending such written communication to the attention of the Company’s Corporate Secretary by regular mail, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.
      The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meeting in person if reasonably possible. Messrs. Bibeault, Crowley, Howse, Jurgensen, Land and Ms. VanderMeulen attended the Company’s 2005 annual meeting of shareholders.

ADDITIONAL INFORMATION RELATING TO
DIRECTORS AND OFFICERS OF THE COMPANY
Information Regarding Executive Officer Compensation
      The following table sets forth certain information concerning compensation for services rendered to the Company during the years ended December 31, 2005, 2004 and 2003 by (i) the Company’s chief executive officer; (ii) all other executive officers who were serving in such capacities at the end of 2005 and all of whose salary and bonus for 2005 exceeded $100,000; and (iii) up to two individuals for whom disclosure would have been provided pursuant to (ii) above, but for the fact that the individuals were not serving as executive officers as of December 31, 2005 (collectively, the “named executive officers”):

				Long Term
				Compensation
		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#s)(7)	Compensation(1)

Brian T. Crowley(2)	2005	$225,000	$—	—	$6,750
President and Chief Executive	2004	215,385	—	125,000	4,385
Officer	2003	173,056	55,426	75,000	4,925
Carey E. Butler(3)	2005	169,808	24,552	—	5,831
Vice President, Professional	2004	166,154	40,000	62,500	3,923
Engineering Services	2003	9,231	—	25,000	—
Pawan Gupta(4)	2005	167,077	20,000	62,500	5,169
Vice President, Product Management	2004	n/a	n/a	n/a	n/a
and Marketing	2003	n/a	n/a	n/a	n/a
Scott C. Mahan(5)	2005	179,616	20,000	—	5,988
Vice President, Finance &	2004	157,539	40,000	100,000	3,323
Operations, Chief Financial Officer,	2003	n/a	n/a	n/a	n/a
Secretary and Treasurer
Larry Stapleton(6)	2005	110,077	21,204	25,000	4,652
Vice President, North American Sales	2004	n/a	n/a	n/a	n/a
	2003	n/a	n/a	n/a	n/a

(1)	“All Other Compensation” includes matching contributions made by the Company for the benefit of the executive under the Company’s 401(k) plan. Such amounts do not include premiums paid by the Company under group health, life or disability insurance plans that do not discriminate in favor of executive officers and are generally available to all salaried employees.

(2)	Mr. Crowley joined the Company in April 2002 as an executive officer and was appointed as President and Chief Executive Officer in July 2003.

(3)	Ms. Butler joined the Company in November 2003 as an executive officer. Ms. Butler received her bonus compensation in 2004 under the terms of her offer letter, a portion of which was guaranteed. The bonus program specified in her offer letter is no longer in effect.

(4)	Mr. Gupta joined the Company in January 2005 as an executive officer.

(5)	Mr. Mahan joined the Company in January 2004 as an executive officer. Mr. Mahan received a sign-on bonus in 2004 upon his hiring.

(6)	Mr. Stapleton joined the Company in February 2005 and was appointed as an executive officer in March 2005.

(7)	Options granted have been adjusted to reflect the Company’s reverse stock split effective October 7, 2005.

Option Grants in 2005
      The following table sets forth certain information with respect to stock options granted to each of the Company’s named executive officers during the year ended December 31, 2005. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock. For the year ended December 31, 2005, the Company granted options to employees to acquire up to an aggregate of 408,476 shares of the Company’s Common Stock, all under the Company’s amended and restated stock option plan and all at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.
Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable
Value at Assumed
	Number					Annual Rates of
	of		Percent of			Stock Price
	Securities		Total Options	Exercise		Appreciation for
	Underlying		Granted to	Price		Option Term
	Options		Employees in	per	Expiration
Name	Granted		2005	Share	Date	5%	10%

Brian T. Crowley	—		—	—	—	—	—
Carey E. Butler	—		—	—	—	—	—
Pawan Gupta	37,500	(1)	9.2%	$5.16	1/4/2015	$121,691	$308,389
	25,000	(2)	6.1	2.24	9/18/2015	35,218	89,250
Scott C. Mahan	—		—	—	—	—	—
Larry C. Stapleton	25,000	(1)	6.1	3.68	2/24/2015	57,858	146,624

(1)	The options vest in equal annual installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

(2)	The options vest in equal quarterly installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

Aggregate Option Exercises in 2005 and Fiscal Year-End Option Values
      With respect to the Company’s named executive officers, the following table sets forth information concerning option exercises in the year ended December 31, 2005, and exercisable and unexercisable options held as of December 31, 2005. No options were exercised by the named executive officers during 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at		Options at
	December 31, 2005		December 31, 2005

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian T. Crowley	151,211	92,539	$42,561	$79,189
Carey E. Butler	32,031	55,469	17,969	39,531
Pawan Gupta	7,032	55,468	—	25,000
Scott C. Mahan	28,906	71,094	17,969	39,531
Larry C. Stapleton	—	25,000	—	—

(1)	The value of unexercised options is calculated based on the closing share price of our common stock as quoted on the Nasdaq National Market on December 31, 2005, which was $3.24 per share.

Employee Benefit Plans

Stock Option Plans
      The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock have been granted to the Company’s officers, directors, employees and consultants. Under the terms of the plan, the Company also has the ability to issue restricted stock and other equity-based compensation to its officers, directors, employees and consultants.
      The Company also has a 2000 non-qualified stock option plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over two to four years.
      The following table sets forth the number of options outstanding and the number of options available for issuance under the Company’s stock option plans as of December 31, 2005:

		(b)
	(a)	Number of Securities
	Number of Securities	Remaining Available for
	to be Issued	Future Issuance Under
	upon Exercise of	Equity Compensation Plans
	Outstanding Options,	(Excluding Securities
Stock Option Plan	Warrants and Rights	Reflected in Column (a))

Amended and restated stock option plan	1,860,368	319,438
2000 non-qualified stock option plan	—	96,000

Total	1,860,368	415,438

401(k) Plan
      The Company maintains a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are fully vested at all times. In September 2003, the Company ceased making matching contributions. Matching contributions resumed in May 2004. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.
Employment Agreements and Change of Control Arrangements
      The Company has an agreement with each of Brian T. Crowley, the Company’s President and Chief Executive Officer, Scott C. Mahan, the Company’s Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer, Carey E. Butler, the Company’s Vice President of Professional Consulting Services, Pawan Gupta, the Company’s Vice President of Products and Marketing, and Larry C. Stapleton, Vice President of North American Sales, which provide that if such officer is terminated without cause (as cause is defined in the applicable agreement, subject to certain exceptions), they will continue to receive termination payments equal to four months of their annual base salary except for Messrs. Crowley and Mahan, who would receive six months of their annual base salary.
      The Company’s stock option plans provide that in the event a third party acquires the Company through the purchase of all, or substantially all, of the Company’s assets or outstanding capital stock, a merger or other business combination, or acquires at least 30% of the Company’s outstanding capital stock through a tender offer or other exchange offer, if so provided in individual stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2005, Section 16 filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities were complied with.
Certain Relationships and Related Transactions
      During 2005, the Company granted options to purchase shares of Common Stock under the Company’s amended and restated stock option plan to the following directors and executive officers on the date, for the number of shares and with an exercise price indicated opposite each person’s name:

		Number of Shares	Exercise
Name	Grant Date	Underlying Options(1)	Price(1)

Donald B. Bibeault	3/10/2005	6,250	$3.04
	5/10/2005	6,250	1.92
	8/16/2005	12,500	2.24
	11/8/2005	12,500	2.36
Elwood D. Howse, Jr.	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Elliott H. Jurgensen, Jr.	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Scot E. Land	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
William D. Savoy	3/10/2005	3,125	3.04
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Kendra A. VanderMeulen	3/30/2005	25,000	2.12
	5/10/2005	3,125	1.92
	8/16/2005	6,250	2.24
	11/8/2005	6,250	2.36
Pawan Gupta	1/4/2005	37,500	5.16
	9/18/2005	25,000	2.24
Larry C. Stapleton	2/24/2005	25,000	3.68

(1)	The number of shares and exercise price have been adjusted to reflect the reverse stock split effective October 7, 2005.
      Mr. Bibeault provides the Company with onsite consulting services. Mr. Bibeault received $113,295 under this consulting agreement in 2005.

PERFORMANCE GRAPH
      The graph below compares the annual percentage change in the cumulative total return on the Company’s Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index. The graph shows the value, as of December 30, 2005, of $100 invested on December 29, 2000 in our common stock, the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index.
Comparison of Cumulative Total Return
Among BSQUARE Corporation,
Nasdaq Computer & Data Processing Services Stocks Index and
Standard & Poors 500 Index

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005

BSQUARE Corporation	$100.00	$69.50	$21.02	$23.52	$24.83	$13.50

Nasdaq CDPS	$100.00	$80.53	$55.53	$73.16	$80.57	$83.31

S&P 500	$100.00	$86.96	$66.64	$84.22	$91.79	$94.55

The Company’s Independent Auditors
      The independent accounting firm of Ernst & Young LLP (“Ernst & Young”) has acted as the Company’s auditor since May 2002. Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Ernst & Young is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to questions.
      The Company has not selected an independent auditor for the year ending December 31, 2006 but plans to do so in the second quarter of 2006.

Fees
      The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

	Year Ended December 31,

	2005	2004	2003

Audit fees	$285,000	$230,000	$165,000
Audit-related fees	2,000	10,000	13,000
Tax fees	—	—	2,000

Total fees	$287,000	$240,000	$180,000

      Audit fees: Consists of fees related to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.
      Audit-related fees: Consists of fees for assurance and related services and consisted primarily of professional services rendered in connection with Sarbanes-Oxley assistance in 2005, an S-8 filing in 2004 and due diligence for an acquisition in 2003.
      Tax fees: Consists of fees billed for professional services related to federal and state tax return preparation.
Transaction of Other Business
      The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K
      The Company’s Annual Report to Shareholders for the year ended December 31, 2005 (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/s/ Scott C. Mahan

Scott C. Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer
Bellevue, Washington
April 28, 2006

     PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF BSQUARE CORPORATION
Proxy For 2006 Annual Meeting of Shareholders
June 6, 2006
     The undersigned shareholder of BSQUARE CORPORATION (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2006 Annual Meeting of Shareholders of the Company to be held on Tuesday, June 6, 2006 at 10:00 a.m., local time, at the Company’s offices located at 110 110th Ave NE, Suite 200, Bellevue, WA 98004, and hereby revokes all previous proxies and appoints Brian T. Crowley and Scott C. Mahan, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL
ITEM 1–	ELECTION OF CLASS III DIRECTORS	☐	☐
Two Class III directors are to be elected at the Annual Meeting to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected:
01 Elwood D. Howse, Jr.
02 William D. Savoy
Management recommends a vote FOR the nominees
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.
IMPORTANT–PLEASE SIGN AND DATE AND RETURN PROMPTLY
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ELWOOD D. HOWSE, JR. AND WILLIAM D. SAVOY AS DIRECTORS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Signature	Signature	Date	, 2006

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a liduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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